                         Chase Manhattan Bank USA, N.A.
                      Monthly Certificateholder's Statement

                         Chase Credit Card Master Trust
                                  Series 1996-2
                                                    Distribution Date: 1/15/2003

Section 5.2 - Supplement                                               Class A         Class B       Collateral        Total
-----------------------------------------------------------------------------------------------------------------------------------


(i)    Monthly Principal Distributed                                         0.00            0.00            0.00              0.00

(ii)   Monthly Interest Distributed                                  2,740,833.33      160,416.67       79,114.58      2,980,364.58
       Deficiency Amounts                                                    0.00            0.00                              0.00
       Additional Interest                                                   0.00            0.00                              0.00
       Accrued and Unpaid Interest                                                                           0.00              0.00

(iii)  Collections of Principal Receivables                         85,445,047.27    4,854,832.23    6,796,765.12     97,096,644.63

(iv)   Collections of Finance Charge Receivables                     7,554,718.04      429,245.34      600,943.48      8,584,906.87

(v)    Aggregate Amount of Principal Receivables                                                                  31,561,967,866.54

                            Investor Interest                      550,000,000.00   31,250,000.00   43,750,000.00    625,000,000.00
                            Adjusted Interest                      550,000,000.00   31,250,000.00   43,750,000.00    625,000,000.00

                                             Series
       Floating Investor Percentage              1.98%                     88.00%           5.00%           7.00%           100.00%
       Fixed Investor Percentage                 1.98%                     88.00%           5.00%           7.00%           100.00%

(vi)   Receivables Delinquent (As % of Total Receivables)
               Current                                                                                                       95.51%
               30 to 59 days                                                                                                  1.40%
               60 to 89 days                                                                                                  1.07%
               90 or more days                                                                                                2.02%
                                                                                                                  ------------------
                                           Total Receivables                                                                100.00%

(vii)  Investor Default Amount                                       3,028,916.05      172,097.50      240,936.50      3,441,950.06

(viii) Investor Charge-Offs                                                  0.00            0.00            0.00              0.00

(ix)   Reimbursed Investor Charge-Offs/Reductions                            0.00            0.00            0.00

(x)    Net Servicing Fee                                               458,333.33       26,041.67       36,458.33        520,833.33

(xi)   Portfolio Yield (Net of Defaulted Receivables)  *                                                                      9.56%

(xii)  Reallocated Monthly Principal                                                         0.00            0.00              0.00

(xiii) Closing Investor Interest (Class A Adjusted)                550,000,000.00   31,250,000.00   43,750,000.00    625,000,000.00

(xiv)  LIBOR                                                                                                               1.42000%

(xv)   Principal Funding Account Balance                                                                                       0.00

(xvii) Accumulation Shortfall                                                                                                  0.00

(xviii)Principal Funding Investment Proceeds                                                                                   0.00

(xx)   Principal Investment Funding Shortfall                                                                                  0.00

(xxi)  Available Funds                                               7,096,384.71      403,203.68      564,485.15      8,064,073.53

(xxii) Certificate Rate                                                  5.98000%        6.16000%        2.17000%

-----------------------------------------------------------------------------------------------------------------------------------

* Effective with the November 02 Monthly Period, the yield from the Collections of Finance Charge Receivables portion of the Portfolio Yield is annualized based on a 365 day year / actual number of days in the calendar month.


       By:
               ----------------------------
       Name:   Patricia M. Garvey
       Title:  Vice President

                         Chase Manhattan Bank USA, N.A.
                      Monthly Certificateholder's Statement

                         Chase Credit Card Master Trust
                                  Series 1996-3
                                                    Distribution Date: 1/15/2003

Section 5.2 - Supplement                                               Class A         Class B       Collateral        Total
-----------------------------------------------------------------------------------------------------------------------------------

(i)    Monthly Principal Distributed                                         0.00           0.00            0.00               0.00

(ii)   Monthly Interest Distributed                                  2,434,132.89     141,813.47       59,263.50       2,635,209.86
       Deficiency Amounts                                                    0.00           0.00                               0.00
       Additional Interest                                                   0.00           0.00                               0.00
       Accrued and Unpaid Interest                                                                          0.00               0.00

(iii)  Collections of Principal Receivables                         64,003,467.11   3,636,541.21    5,091,350.47      72,731,358.79

(iv)   Collections of Finance Charge Receivables                     5,658,937.10     321,528.80      450,157.36       6,430,623.26

(v)    Aggregate Amount of Principal Receivables                                                                  31,561,967,866.54

                                       Investor Interest           411,983,000.00  23,408,000.00   32,772,440.86     468,163,440.86
                                       Adjusted Interest           411,983,000.00  23,408,000.00   32,772,440.86     468,163,440.86

                                                    Series
       Floating Investor Percentage                    1.48%               88.00%          5.00%           7.00%            100.00%
       Fixed Investor Percentage                       1.48%               88.00%          5.00%           7.00%            100.00%

(vi)   Receivables Delinquent (As % of Total Receivables)
               Current                                                                                                       95.51%
               30 to 59 days                                                                                                  1.40%
               60 to 89 days                                                                                                  1.07%
               90 or more days                                                                                                2.02%
                                                                                                                  ------------------
                                                   Total Receivables                                                        100.00%

(vii)  Investor Default Amount                                       2,268,839.86     128,910.67      180,481.77       2,578,232.29

(viii) Investor Charge-Offs                                                  0.00           0.00            0.00               0.00

(ix)   Reimbursed Investor Charge-Offs/Reductions                            0.00           0.00            0.00

(x)    Net Servicing Fee                                               343,319.17      19,506.67       27,310.37         390,136.20

(xi)   Portfolio Yield (Net of Defaulted Receivables) *                                                                       9.56%

(xii)  Reallocated Monthly Principal                                                        0.00            0.00               0.00

(xiii) Closing Investor Interest (Class A Adjusted)                411,983,000.00  23,408,000.00   32,772,440.86     468,163,440.86

(xiv)  LIBOR                                                                                                               1.42000%

(xv)   Principal Funding Account Balance                                                                                       0.00

(xvii) Accumulation Shortfall                                                                                                  0.00

(xviii)Principal Funding Investment Proceeds                                                                                   0.00

(xx)   Principal Investment Funding Shortfall                                                                                  0.00

(xxi)  Available Funds                                               5,315,617.93     302,022.13      422,847.00       6,040,487.06

(xxii) Certificate Rate                                                  7.09000%       7.27000%        2.17000%

-----------------------------------------------------------------------------------------------------------------------------------

* Effective with the November 02 Monthly Period, the yield from the Collections of Finance Charge Receivables portion of the Portfolio Yield is annualized based on a 365 day year / actual number of days in the calendar month.


       By:
               ------------------------------------
       Name:   Patricia M. Garvey
       Title:  Vice President